SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On September 1, 2015, True Drinks Holdings, Inc. (the “Company”) received an executed agreement, a copy of which is attached hereto as Exhibit 10.1 (the “Disney Agreement”), from Disney Consume Products, Inc. (“Disney”), the terms of which were disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission on August 13, 2015.

    Pursuant to the terms and conditions of the Disney Agreement, effective April 1, 2015, the Company received a license from Disney to feature certain Disney characters on bottles of AquaBall™ Naturally Flavored Water in exchange for a 5% royalty rate on the sale of AquaBall™ Naturally Flavored Water adorned with Disney characters, paid quarterly, through March 31, 2017, with a total guarantee of $450,870. In addition, the Company is required to make an annual ‘common marketing fund’ contribution equal to 1% of its sales, and must spend a total of $820,000 on advertising and promotional opportunities over the term of the Disney Agreement.

Item 9.01 Financial Statements and Exhibits.

    See Exhibit Index.

Disclaimer.

    The foregoing descriptions of the Disney Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Disney Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: September 8, 2015	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	License Agreement, by and between True Drinks Holdings, Inc. and Disney Consumer Products, Inc., dated April 1, 2015